EXHIBIT 99.1
JOINT FILING AGREEMENT
April 2, 2008
     Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this Joint Filing Agreement as an exhibit thereto. This Joint Filing Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.
     IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this Joint Filing Agreement to be executed and effective as of the date first written above.

Atlas Advantage Master Fund, L.P.
By:	Atlas Capital Management, L.P., its Investment Adviser
By:	RHA, Inc., its General Partner

By:	/s/ Robert H. Alpert
	Name:	Robert H. Alpert
	Title:	President
	Date:	April 2, 2008

Atlas Capital ID Fund, L.P.
By:	Atlas Capital Management, L.P., its General Partner
By:	RHA, Inc., its General Partner

By:	/s/ Robert H. Alpert
	Name:	Robert H. Alpert
	Title:	President
	Date:	April 2, 2008

Atlas Capital Master Fund, L.P.
By:	Atlas Capital Management, L.P., its General Partner
By:	RHA, Inc., its General Partner

By:	/s/ Robert H. Alpert
	Name:	Robert H. Alpert
	Title:	President
	Date:	April 2, 2008

Atlas Capital Management, L.P.
By:	RHA, Inc., its General Partner

By:	/s/ Robert H. Alpert
	Name:	Robert H. Alpert
	Title:	President
	Date:	April 2, 2008

RHA, Inc.
By:	/s/ Robert H. Alpert
	Name:	Robert H. Alpert
	Title:	President
	Date:	April 2, 2008

Robert H. Alpert
By:	/s/ Robert H. Alpert
Date: April 2, 2008